Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stephen Williams, the Chief Executive Officer of Power Air Corporation, and Donald M. Prest, the Chief Financial Officer of Power Air Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report on Form 10-QSB of Power Air Corporation, for the period from December 31, 2005 to March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Power Air Corporation.

Date:   May 15, 2006
/s/"Stephen Williams" __________________________________
Stephen Williams President, Chief Executive Officer, Principal Executive Officer and a director
/s/"Donald M. Prest" __________________________________
Donald M. Prest Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Power Air Corporation and will be retained by Power Air Corporation and furnished to the Securities and Exchange Commission or its staff upon request.